UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 12, 2024

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Short Term Incentive Plan

On March 12, 2024, the Compensation Committee of the Board of Directors (the “Committee”) of VerifyMe, Inc. (the “Company”) approved a short term incentive cash bonus plan (the “Plan”). The Plan is available to nearly all of the Company’s employees, including Nancy Meyers, the Company’s Chief Financial Officer, and Curt Kole, Executive Vice President, Global Sales and Strategy of PeriShip Global, LLC. Under the Plan, Ms. Meyers is eligible to receive a cash bonus up to 15% of her annual base salary as of January 1 each year, subject to upward adjustment, and Mr. Kole is eligible to receive a cash bonus equal to 6% of his annual base salary as of January 1 each year, subject to upward adjustment. Under the Plan, 50% of the bonus is based on achieving 100% of an Adjusted EBITDA performance goal to be set annually by the Committee. Only if the Adjusted EBITDA target is achieved, the remaining 50% of the bonus is based on achieving 100% of a revenue performance goal to be set annually by the Committee. Under the plan, the bonus amount can be adjusted upward if the revenue performance goal is exceeded in an amount equal to the total target bonus multiplied by the same percentage that revenue exceeds the revenue performance goal, up to a maximum of 150 percent.

A copy of the Plan will be filed with the Company’s Quarterly Report on Form 10-Q for the three-months ending March 31, 2024.

Change to CEO Cash Bonus

On March 12, 2024, the Committee approved a change to the cash bonus for Adam Stedham, the Company’s Chief Executive Officer. Mr. Stedham’s annual bonus, if achieved, will now be payable at Mr. Stedham’s discretion in either cash or in an amount of the Company’s common stock determined by dividing the cash value of the earned bonus by the 30-day VWAP of the Company’s shares on the day the Board of Directors approves the bonus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: March 15, 2024	By:	/s/ Adam Stedham
Adam Stedham
Chief Executive Officer and President